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                                                                  EXIBHIT 10.121

                                LEASE AGREEMENT

                                    BETWEEN

                      LINCOLN FAIR LAWN ASSOCIATES, LESSOR

                                      AND

                    VYTERIS HOLDINGS (NEVADA), INC., LESSEE

                         13-01 POLLITT DRIVE EXTENSION,
                          FAIR LAWN, NEW JERSEY 07410

                                  PREPARED BY:
                             MARK K. FOLLENDER, ESQ.
                           SCARINCI & HOLLENBECK, LLC
                            1100 VALLEY BROOK AVENUE
                                  P.O. BOX 790
                               LYNDHURST, NJ 07071


                                        1

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                                TABLE OF CONTENTS
                                -----------------

SUMMARY OF BASIC LEASE PROVISIONS AND DEFINITIONS..........................    1

      1.    ADDITIONAL RENT................................................    1
      2.    BROKER.........................................................    1
      3.    BUILDING.......................................................    1
      4.    COMMENCEMENT DATE..............................................    1
      6.    EXHIBITS.......................................................    2
      7.    FIXED BASIC RENT...............................................    2
      8.    BUILDING AREA..................................................    2
      9.    PARKING SPACES.................................................    2
      10.   PERMITTED USE..................................................    2
      11.   SECURITY DEPOSIT...............................................    2
      12.   TERM...........................................................    3
      13.   TERMINATION DATE...............................................    3
      14.   NORTH AMERICAN INDUSTRIAL CLASSIFICATION SYSTEM (NAICS)........    3
      15.   LEASE YEAR.....................................................    3
      16.   FORCE MAJEURE..................................................    3
      17.   AFFILIATED COMPANY.............................................    3
      18.   LESSEE'S PERCENTAGE............................................    3

1.    DESCRIPTION..........................................................    4

2.    TERM.................................................................    4

3.    RENT.................................................................    4

      (A)   PAYMENT........................................................    4
      (B)   ADDITIONAL RENT................................................    4
      (C)   NET LEASE......................................................    5
      (D)   LATE CHARGE....................................................    5
      (E)   HABITUAL LATE PAYER............................................    5

4.    REAL ESTATE TAXES....................................................    5

5.    NO SERVICES TO BE PROVIDED BY LESSOR.................................    6

      (A)   NO SERVICES TO DEMISED PREMISES................................    6
      (B)   COMMON AREA CHARGES............................................    6
      (C)   CAPITAL REPLACEMENTS AND IMPROVEMENTS..........................    7

6.    USE OF PREMISES......................................................    7

      (A)   PERMITTED USE ONLY.............................................    7
      (B)   GOVERNMENTAL REQUIREMENTS......................................    8

7.    CARE AND REPAIR OF PREMISES/ENVIRONMENTAL............................    8

      (A)   REPAIR OBLIGATIONS.............................................    8
      (B)   GLASS REPLACEMENT..............................................    9
      (C)   ALTERATIONS....................................................    9
      (D)   RESTORATION UPON REMOVAL.......................................   10
      (E)   ENVIRONMENTAL COMPLIANCE.......................................   10

8.    RIGHT TO INSPECT AND REPAIR..........................................   11


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9.    FLOOR LOAD...........................................................   11

10.   ABANDONMENT..........................................................   11

11.   INSOLVENCY OF LESSEE.................................................   11

12.   DEFAULT OF LESSEE....................................................   12

13.   LESSOR'S REMEDIES ON DEFAULT OF LESSEE...............................   12

      (A)   TERMINATION AND LESSEE'S LIABILITIES...........................   13
      (B)   ACCELERATION OF THE RENTS......................................   13
      (C)   SPECIFIC PERFORMANCE OF LEASE..................................   14
      (D)   WAIVER OF RIGHT OF REDEMPTION..................................   14
      (E)   OTHER REMEDIES.................................................   14
      (F)   NON-EXCLUSIVITY................................................   14

14.   ATTORNEY'S FEES......................................................   15

15.   DAMAGES TO BUILDING..................................................   15

16.   SUBORDINATION OF LEASE...............................................   16

17.   SECURITY DEPOSIT.....................................................   16

18.   RIGHT TO CURE LESSEE'S BREACH........................................   19

19.   MECHANIC'S LIENS.....................................................   19

20.   ASSIGNMENT AND SUBLEASE..............................................   19

      (A)   FINANCIAL INFORMATION/RECAPTURE................................   19
      (B)   LESSOR'S APPROVAL..............................................   20
      (C)   APPROVAL NOT REQUIRED..........................................   21
      (D)   TRANSFERS......................................................   21
      (E)   BANKRUPTCY.....................................................   21
      (F)   ACCEPTANCE OF RENT FROM OTHERS.................................   22

21.   EMINENT DOMAIN.......................................................   22

22.   INSURANCE............................................................   22

      (A)   BUILDING INSURANCE.............................................   23
      (B)   LESSOR PUBLIC LIABILITY INSURANCE..............................   23
      (C)   LESSEE'S PERSONAL PROPERTY INSURANCE...........................   23
      (D)   LESSEE'S GENERAL LIABILITY INSURANCE...........................   24
      (E)   RENT INSURANCE.................................................   24
      (F)   WAIVER OF SUBROGATION..........................................   25
      (G)   LESSOR'S RIGHT TO PURCHASE/ INTEREST CHARGE....................   25

23.   COMPLIANCE WITH LAWS, ETC............................................   25

24.   LESSEE'S ESTOPPEL....................................................   25

25.   HOLDOVER TENANCY.....................................................   26

26.   AS IS/LESSEE'S WORK..................................................   26


                                       II

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      (A)   "AS IS" CONDITION..............................................   26
      (B)   INTENTIONALLY DELETED..........................................   26
      (C)   CONDITIONS ATTACHING TO LESSEE'S WORK..........................   26

27.   LEASE COMMENCEMENT...................................................   27

28.   RIGHT TO SHOW PREMISES...............................................   28

29.   WAIVER OF TRIAL BY JURY..............................................   28

30.   NO OTHER REPRESENTATIONS.............................................   28

31.   QUIET ENJOYMENT......................................................   28

32.   PERSONAL LIABILITY...................................................   28

      (A)   LESSOR'S EXCULPATION...........................................   28
      (B)   LESSOR'S CONSENT...............................................   29

33.   LESSOR'S LIABILITY FOR LOSS OF PROPERTY..............................   29

34.   INDEMNITY............................................................   29

35.   BROKER...............................................................   30

36.   PARKING SPACES.......................................................   30

37.   ACCORD AND SATISFACTION..............................................   30

38.   EFFECT OF WAIVERS OF DEFAULT.........................................   30

39.   NO OPTION............................................................   30

40.   NOTICES..............................................................   31

41.   PARAGRAPH HEADINGS...................................................   31

42.   APPLICABILITY TO HEIRS AND ASSIGNS...................................   31

43.   NUMBER AND GENDER....................................................   31

44.   CORPORATE/AUTHORITY/REPRESENTATIONS..................................   31

      (A)   CORPORATE AUTHORIZATION........................................   31
      (B)   LESSEE'S REPRESENTATIONS.......................................   32

45.   RECORDING............................................................   32

46.   MISCELLANEOUS........................................................   32

      (A)   MORTGAGEE'S MODIFICATIONS/LESSEE'S FINANCIALS..................   32
      (B)   JURISDICTION/VENUE.............................................   32
      (C)   SIGNS..........................................................   33
      (D)   WAIVER OF DAMAGE CLAIMS........................................   33

47.   OFAC COMPLIANCE......................................................   33


                                       III

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48.   RIGHT OF FIRST OFFER.................................................   34


                                       IV

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                                    NET LEASE
                                    ---------

          LEASE, made the _____ day of July, 2006, between LINCOLN FAIR LAWN ASSOCIATES, A NEW JERSEY GENERAL PARTNERSHIP, with offices c/o Marcus Associates Property Management, Inc., 90 Main Street, Suite 301, Hackensack, New Jersey 07601 (hereinafter referred to as "Lessor"); and VYTERIS HOLDING (NEVADA), INC., A NEVADA CORPORATION whose address is 13-01 Pollitt Drive Extension, Fair Lawn, New Jersey 07410 (hereinafter referred to as "Lessee").

                                    PREAMBLE

                SUMMARY OF BASIC LEASE PROVISIONS AND DEFINITIONS

          In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease should have only the meanings set forth in this section, unless such meanings are expressly modified, limited or expanded elsewhere herein and all of such terms are deemed expressly incorporated into the Lease.

     1.   ADDITIONAL RENT

Shall mean all sums in addition to Fixed Basic Rent payable by Lessee to Lessor pursuant to the provisions of this Lease or sums expended by Lessor on Lessee's behalf, or fines imposed upon Lessor as a result of Lessee's failure to comply with the terms hereof.

     2.   BROKER

Shall mean Marcus Associates, LLC.

     3.   BUILDING

Shall mean the approximately 39,047 square foot building located at 13-01 Pollitt Drive Extension, in the Borough of Fair Lawn, County of Bergen and State of New Jersey and all land thereon as described in Exhibit B ("Legal Description") hereto.

     4.   COMMENCEMENT DATE

Is October 1, 2006.

     5.   DEMISED PREMISES OR PREMISES

A 27,400 square foot portion of the Building let and demised to Lessee herein including all exterior appurtenances such as sidewalks, curbs, loading dock areas, parking areas, exterior doors, adjacent green areas and the like all as shown on Exhibit A hereto


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including an allocable share of parking to be 50 parking spaces as shown in red on Exhibit A.

     6.   EXHIBITS

The following Exhibits attached to this Lease are incorporated herein and made a part hereof:

          Exhibit A   Premises/Parking Plan
          Exhibit B   Legal Description
          Exhibit C   Form of Letter of Credit

     7.   FIXED BASIC RENT

Shall mean the rent to be paid during the Term in amounts as follows:

          MONTHLY INSTALLMENTS:

          Months  1 - 30:   $25,116.67 per Month ($11.00 PSF)
          Months 31 - 60:   $26,686.46 per Month ($11.68 PSF)

     8.   BUILDING AREA

Lot_2 Block 4702 on the tax map of the Borough of Fair Lawn, Bergen County, New Jersey.

     9.   PARKING SPACES

Shall mean those fifty (50) parking spaces as shown in red on Exhibit A.

     10.  PERMITTED USE

Lessee to use the Leased Premises only for general corporate office use, in furtherance of any research, development, creation, manufacture and/or distribution related to drug delivery systems and/or drug development activities, laboratory use and/or manufacturing and production of medical products, all as permitted as of right without need for use variance and of non-environmentally hazardous products and nothing else.

     11.  SECURITY DEPOSIT

Shall be Three Hundred Ninety Six Thousand Seven Hundred Fifty Two and 00/100 ($396,752) Dollars ($198,376 in cash and the balance in the form of a letter of credit)(which total represents twelve months gross rent)


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     12.  TERM

Shall mean Five (5) Years from the Commencement Date.

     13.  TERMINATION DATE

Shall be September 30, 2011.

     14.  NORTH AMERICAN INDUSTRIAL CLASSIFICATION SYSTEM (NAICS)

Of Lessee is _547100.

     15.  LEASE YEAR

The First (1st) Lease Year shall be the period commencing on the Commencement Date and ending twelve (12) months thereafter on September 30, 2007. Each subsequent twelve (12) month period shall be a Lease Year and the Termination Date shall remain unchanged.

     16.  FORCE MAJEURE

Shall mean and include those situations beyond Lessor's control, including by way of example and not by way of limitation, acts of God; accidents; repairs; strikes; shortages of labor, supplies or materials; destructive weather; or where applicable, the passage of time while waiting for an adjustment of insurance proceeds.

     17.  AFFILIATED COMPANY

With respect to Lessee shall mean any corporation or other business entity related to Lessee as a parent, subsidiary or brother-sister corporation so that such corporation and Lessee or such corporation and Lessee and other corporations constitute a controlled group as determined under Section 1563 of the Internal Revenue Code of 1986, as amended and as elaborated by the Treasury Regulations promulgated thereunder.

     18.  LESSEE'S PERCENTAGE

Shall mean 70.17% of allocable costs charged to the entire building for maintenance, insurance and taxes and non-metered utility charges.


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                                   WITNESSETH:

          For and in consideration of the covenants herein contained, including the terms, covenants, conditions and definitions in the Preamble set forth above and specifically incorporated herein, and upon the terms and conditions herein set forth below, Lessor and Lessee agree as follows:

     1.   DESCRIPTION.

Lessor hereby leases to Lessee and Lessee hereby hires from the Lessor, upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease, the Demised Premises and the Building erected thereon as defined in the Preamble (hereinafter called "Demised Premises" or "Premises"), as shown on the plan or plans initialed by the parties hereto marked Exhibits A and B attached hereto and made part hereof.

     2.   TERM.

The Premises are leased for the Term to commence on the Commencement Date, and to end at 11:59 pm on the Termination Date, all as defined in the Preamble or on such other date as the Term may expire or be terminated pursuant to the provisions of this Lease or pursuant to law.

     3.   RENT.

               (A)  PAYMENT

The Lessee shall pay to the Lessor during the Term the Fixed Basic Rent as defined in the Preamble (hereinafter called "Fixed Basic Rent"), payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The Fixed Basic Rent shall be payable in advance on the first day of each calendar month during the Term at the Monthly Installments as defined in the Preamble, except that a proportionately lesser sum may be paid for the first and last months of the Term of this Lease if the Term commences on a day other than the first day of the month, in accordance with the provisions of this Lease herein set forth. Lessee shall pay Fixed Basic Rent, and any Additional Rent as hereinafter provided, to Lessor at c/o Marcus Associates Property Management, Inc., 90 Main Street, Suite 301, Hackensack, New Jersey 07601, or at such other place as Lessor may designate in writing, without demand and without counterclaim, deduction or setoff or abatement.

               (B)  ADDITIONAL RENT

The Lessee shall, and will, during the Term, well and truly pay, or cause to be paid, to the Lessor, the Monthly Installments and all other sums that may become due and payable by the Lessee, hereunder, at the time and in the manner herein provided; and all other sums due and payable by the Lessee hereunder (including without limitation intended charges


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as set forth in Paragraph 5) may, at the Lessor's option, be deemed to be, and treated as, Additional Rent, and added to any Fixed Basic Rent due and payable by the Lessee hereunder, and, in the event of nonpayment of such other sums, the Lessor shall have all the rights and remedies herein provided for in the case of the nonpayment of Fixed Basic Rent, or of a breach of any covenant to be performed by the Lessee.

               (C)  NET LEASE

The Fixed Basic Rent payable by the Lessee pursuant to this Lease is intended to be net to the Lessor, of all insurance, taxes, utilities and maintenance charges and these and all other charges, impositions, assessments and expenses imposed upon the Demised Premises or incurred in connection with its use, occupancy, care, maintenance, operation and control shall be paid by the Lessee as Additional Rent as provided in this Lease.

               (D)  LATE CHARGE

Anything in this Lease to the contrary notwithstanding, at Lessor's option, Lessee shall pay a "Late Charge" of six (6%) of any installment of Rent or Additional Rent paid more than five (5) days after the due date thereof, to cover the extra expense involved in handling delinquent payments. The late charge shall not be compounded for each month outstanding, but shall be imposed one time for each late payment. Notwithstanding the foregoing to the contrary, once during each Lease Year, Lessee shall permitted to pay rent late without a late charge provided the rent is received no later than the tenth day of the month.

               (E)  HABITUAL LATE PAYER

Should Lessee pay Fixed Basic Rent or Additional Rent later than five (5) days after the due date more than once within a four (4) month period or more than three (3) times within a twelve (12) month period after written notice to cease such habitual late payment, then Lessee shall be deemed an "Habitual Late Payer".

     4.   REAL ESTATE TAXES.

Lessee shall pay as soon as they are due, as Additional Rent, Lessee's Percentage of all real estate taxes assessed against the Demised Premises and Building Area. As used herein real estate taxes shall mean the property taxes and assessments (including, but not limited to, all assessments, including special assessments, for public improvements or benefit and water and sewer rents) imposed upon the Building and Building Area, or upon the Fixed Basic Rent and Additional Rent, as such, payable to Lessor, including, but not limited to, real estate, city, county, village, school, and transit taxes, or taxes, assessments, or charges levied, imposed, or assessed against the Building and Building Area by any other taxing authority, whether general or specific, ordinary or extraordinary, foreseen or unforeseen. Subject to the following sentence, Lessee shall have no obligation to pay any income, estate succession, inheritance, transfer and franchise taxes of Lessor. If due to a future change in the method of taxation, any franchise, income or profit tax shall be levied against Lessor in substitution for, or in lieu of, or in addition to, any tax which would otherwise constitute a real estate tax, such franchise, income or profit tax shall be deemed to be a real estate tax for the purpose hereof; conversely, any


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additional real estate tax hereafter imposed in substitution for, or in lieu of, any franchise, income or profit tax (which is not in substitution for, or in lieu of, or in addition to, a Real Estate Tax as hereinbefore provided) shall not be deemed a Real Estate Tax for the purposes hereof.

          Notwithstanding anything herein contained to the contrary, Lessor shall invoice Lessee monthly for 1/12th of Lessee's Percentage of the annual taxes and, Lessee shall promptly pay to Lessor together with all other Additional Rent and Basic Rent the required amount as may be adjusted from time to time.

               Lessee shall not have the right to institute a tax appeal on the Property without first obtaining Lessor's consent. Notwithstanding Lessor's consent, in the event Lessee's appeal shall result in an increase in the assessed value of the Property, then Lessee shall remain liable for the increased tax liability for a period of three years after such determination which obligation shall survive the expiration or sooner termination of this Lease. In the event Lessor shall file a tax appeal which is ultimately successful, Lessee shall be obligated to reimburse Lessor its Percentage for all attorneys' fees and costs incurred in the appeal. Notwithstanding anything in the forgoing to the contrary, in the event the assessed valuation within the first three Lease Years is changed to reflect a valuation exceeding $125.00 per square foot, Lessor will take an appeal at Lessee's cost and expense.

     5.   NO SERVICES TO BE PROVIDED BY LESSOR.

               (A)  NO SERVICES TO DEMISED PREMISES.

     Nothing in this Lease shall impose upon the Lessor any obligation to provide any services for the benefit of the Lessee, including, but not limited to, water, gas, electricity, heat, air conditioning, ventilation, janitorial, dumpster and fire sprinkler service, maintenance, upgrades required by law arising from Lessee's use and annual sprinkler testing and Lessee agrees that it shall be Lessee's responsibility to contract for and pay for all of such services without exception.

               (B)  COMMON AREA CHARGES

     Lessor shall arrange and pay the contractors for maintenance of the Common Areas including snow plowing and landscaping and maintenance of exterior structural items such as the roof and parking areas, with all of same to be charged back the Lessee as a Common Area Maintenance charge. Lessor shall, in advance of the first day of each month, remit an invoice to Lessee for all such Additional Rent items to include the monthly charge for taxes, insurance and CAM.

     Monthly charges shall initially be paid based upon Lessor's estimation of expenses which at present are $3.52 per square foot (i.e., $8,037.33 per month). If, during any particular Lease Year, there is a change in the information on which Lessor based the estimate upon which Lessee is then making its payment so that such statement furnished to Lessee is no longer accurate, Lessor shall be permitted as reasonably necessary to revise such statements by notifying Lessee, and there shall be such adjustments made in the Additional Rent on the first day of the month following the serving of such statement on Lessee as shall be necessary by either increasing or


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     decreasing, as the case may be, the amount of Additional Rent then being paid by Lessee for the balance of the Lease Year (but in no event shall any such decrease result in a reduction of the Rent below the Monthly Rent plus all other actual amounts of Additional Rent). Lessor's and Lessee's responsibilities with respect to the Additional Rent described herein shall survive for two (2) years after the expiration or early termination of this Lease. Within 120 days following the conclusion of each Calendar Year (or within 90 days following the termination of this Lease) Lessor will deliver a statement to Lessee detailing the actual charges incurred during the prior Calendar Year ("Final Statement") and the monthly statement will be adjusted to reflect such actual charges. Lessee shall have the right to review the books and records of Lessor relating only to expenses shown on the itemized statement provided said review request is made within six months after receipt of the Final Statement. Failure to request a timely review shall be deemed a waiver of this right for all time. If an error of greater than 10% is disclosed by the audit, then Lessor agrees to reimburse Lessee's reasonable cost to audit, no to exceed $5,000. In the event Lessee's review demonstrates an error in Lessor's Final Statement, an appropriate adjustment will be made on the next monthly statement or Lessor shall reimburse Lessee if the Lease has expired or terminated.

               (C)  CAPITAL REPLACEMENTS AND IMPROVEMENTS

     Lessee shall also be responsible for Lessee's Percentage of all charges incurred by Lessor for the replacement and improvement of capital items as shall be commercially and reasonably necessary, but same shall be paid by Lessee monthly, but only that portion of the total cost of the item calculated as a fraction, the numerator of which shall be the remaining months in the Lease divided by the total months of the useful life of the item as the useful life is determined in accordance with generally accepted accounting principles. Said payment shall be Additional Rent and payable with the next succeeding monthly rent and each monthly rent thereafter. In the event Lessee renews the term herein by exercise of any option contained herein or otherwise extends the term hereof through agreement with Lessor, then the unpaid balance shall be paid in monthly installments over the Extension Period.

     6.   USE OF PREMISES.

               (A)  PERMITTED USE ONLY

The Premises shall be used and occupied only for the Permitted Use described in the Preamble to this Lease and for no other use or purpose. Lessee shall not use or permit the use of the Premises or any part thereof in any way which would violate any certificate of occupancy for the Building or Premises, or any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner and Lessee shall not suffer or permit the Premises or any part thereof to be used in any manner or anything to be done therein or suffer or permit anything to be brought into or kept in the Premises which, in the reasonable judgment of Lessor, shall in any way impair the appearance of the Building, impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the Premises.


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               (B)  GOVERNMENTAL REQUIREMENTS

If any governmental license or permit (including the the certificate of occupancy required to be obtained by Lessee at Lessee's sole cost and expense) shall be required for the proper and lawful conduct of Lessee's business or other activity carried on in the Premises by Lessee and if the failure to secure such license or permit would, in any way, affect Lessor's interests in the Building of the Premises, Lessee, at Lessee's expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Lessor, Lessee, at Lessee's expense, shall, at all times, comply with the terms and conditions of each such license or permit.

     7.   CARE AND REPAIR OF PREMISES/ENVIRONMENTAL.

               (A)  REPAIR OBLIGATIONS

The Lessee shall keep the Demised Premises and all fixtures and appurtenances thereto in good condition and repair, and shall redecorate, paint, and renovate the Demised Premises as may be reasonably necessary to keep them in good condition, repair, and appearance as of the Commencement Date, reasonable wear and tear excepted. The Lessee shall keep the Demised Premises and all parts thereof in a clean and sanitary condition and free from trash, inflammable material and other objectionable matter. Substances such as cleaning supplies used in the ordinary course of maintenance of the Demised Premises and other quantities of Hazardous Substances or Hazardous Materials as those terms are defined by ISRA in quantities that would be eligible for an ISRA De Minimus quantity exemption used in the ordinary course of Lessee's business shall not be deemed "objectionable". Lessee shall provide a list to Lessor of any hazardous Substances or Hazardous Materials used in Lessee's business together with the average quantity regularly maintained on Premises. This list shall be updated every six (6) months. The Lessee shall keep the sidewalks and roadways, if any, forming part of the Demised Premises free of obstructions. Except as hereinafter in this Lease set forth, throughout the Term, the Lessee, at its sole cost and expense, will take good care of the Demised Premises interior and exterior including all walls and the sidewalks and curbs adjoining the Demised Premises and will keep the same in good order and condition and make all necessary repairs thereto, interior and exterior, ordinary and extraordinary, foreseen and unforeseen. Specifically excluded herefrom shall be any obligation for repairs or replacements to the roof and exterior common Areas and capital repairs which shall be performed and paid for by Lessor and to be billed back to Lessee as set forth in Paragraph 5 above, provided said repairs are not necessitated as a result of the negligent or intentional acts or omissions of Lessee, its employees, agents, visitors or invitees, in which event Lessee shall pay for all such repairs at its sole cost and expense. Conversely, Lessee shall not be billed for any repairs to the Common Areas or other leased areas caused solely by the negligence of other tenants or Lessor. In this regard, Lessee shall not make any installations on or repairs to the roof without Lessor's prior reasonable consent. Lessor may predicate any consent to access to the roof upon Lessee's retention of Lessor's approved roofer to avoid any interference with or invalidation of the roofing guaranty. When used in this Paragraph 7 the term "repairs" shall include all necessary replacement parts and renewals necessary to maintain the existing systems, including major building systems such as HVAC, plumbing, electric and fire sprinkler systems and equipment in good operating order and the term "repairs" shall also include total system replacement if the equipment is irreparable or dysfunctional. All repairs made by Lessee shall be equal in quality and class to the original work. The Lessee shall quit and surrender the Demised


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

Premises at the end of the Term in as good condition as the reasonable use thereof will permit and in a "broom clean" condition, reasonable wear and tear excepted.

               (B)  GLASS REPLACEMENT

The Lessee shall replace, at the Lessee's expense, all glass in and on the Demised Premises which may become broken after the Commencement Date. In case of destruction of or any damage to the glass in the Demised Premises by any reason or cause whatsoever, or the destruction of or damage of any other kind whatsoever to said Demised Premises caused by the carelessness, negligence or improper conduct on the part of the Lessee or the Lessee's agents, employees, guests, licensees, invitees, subtenants, assignees or successors, Lessee shall repair the said damage or replace or restore any destroyed parts of the Demised Premises, as speedily as possible, at the Lessee's own cost and expense.

               (C)  ALTERATIONS

The Lessee shall not make any alterations, additions, installations, or improvements to the interior or exterior of the Demised Premises without the prior written consent of the Lessor, which Lessor shall not unreasonably withhold, delay or condition. Lessor shall not be deemed unreasonable for requiring additional cash security to bond the reasonably estimated future removal and restoration costs to be required by any such alterations that cost more than $50,000.00. Notwithstanding anything to the contrary provided herein, Lessee may make any decorative changes and any other non-structural alteration not affecting Building systems or structure without the need to obtain Lessor's consent or approval. For the purposes of this Lease, the term "decorative changes" shall mean alterations to the Premises which are purely decorative and aesthetic in nature, such as hanging of artwork, plaques and picture frames, painting, carpeting and such other decorative changes or alterations which do not involve any structural parts of the Building, do not involve the removal of any walls (or any portion thereof), and/or do not involve changes or adjustments to the Building mechanical, plumbing, electrical or HVAC systems or the like. All erections, alterations, additions, and improvements, whether temporary or permanent in character, which may be made upon or to the Demised Premises either by the Lessor or the Lessee, except furniture or movable trade fixtures installed at the expense of the Lessee, shall be the property of the Lessor and shall remain upon and be surrendered with the Demised Premises as a part thereof at the Termination Date, without compensation to the Lessee and without hindrance, molestation or injury. Notwithstanding the foregoing, Lessor shall have the right to require Lessee to remove such installations at Lessee's sole cost and expense at the expiration of the Term and restore the Premises to its original condition as of the Commencement Date at the Lessee's sole cost and expense, provided such removal requirement is contained within the written approval granted by Lessor. Any alterations made in violation of the provisions of this paragraph shall be subject to Lessor's right to have same removed and /or restored at any time including upon the expiration or sooner termination of the Lease. All other property of Lessee remaining on the Premises after the last day of the Term shall be conclusively deemed abandoned and may be removed by Lessor, and Lessee shall reimburse Lessor for the cost of such removal. Lessor may have any such property stored at Lessee's risk and reasonable expense.

               (D)  RESTORATION UPON REMOVAL

Upon the expiration or sooner termination of this Lease, Lessee agrees that it shall restore the Premises to their original condition as of the Commencement Date of this Lease, reasonable wear and tear excepted. Notwithstanding the foregoing, Lessee shall not be required to remove the office space or laboratory facilities. All damage caused by Lessee shall be repaired and the Premises restored such that on or prior to the last day of the Lease, the Premises shall be delivered up broom swept free of Lessee's product, furniture and equipment in good and rentable condition with all restoration work completed as required hereunder, and any excess materials and construction equipment utilized in the restoration process removed from the Premises. As used herein, "rentable" shall include completion of Lessee's obligations with respect to Environmental Compliance as more fully set forth in Paragraph 7 (E) below. Provided Lessor shall have delivered notice to Lessee at least thirty (30) days prior to the Termination Date of Lessor's intention to enforce the provisions of this Paragraph, then, in addition to being liable to Lessor as a holdover tenant, Lessee shall be responsible for all consequential damages to Lessor as a result of Lessee's failure to timely surrender the Premises in accordance with this Lease and this clause shall survive the termination of the Lease.

               (E)  ENVIRONMENTAL COMPLIANCE

                    (i) Lessee acknowledges the existence of the environmental laws,rules, and regulations, including, but not limited to, the New Jersey Industrial Site Recovery Act of 1993 ("ISRA") (N.J.S.A. 13:1K-6 et seq.) Lessee shall comply with any and all such laws, rules, and regulations, including
Section 20 of ISRA. Lessee represents to Lessor that Lessee's North American Industrial Classification Systems Number as same is set forth in the Preamble to this Lease and as used on Lessee's Federal Tax Return will not subject the Premises to ISRA applicability. Any change by Lessee to an operation with a SIC Number subject to ISRA shall require Lessor's written consent. Any such proposed change shall be sent in writing to Lessor thirty (30) days prior to the proposed change. Lessor, at its sole option, may arbitrarily deny such consent.

                    (ii) Lessee hereby agrees to execute such documents as Lessor reasonably deems necessary to make such applications as Lessor reasonably requires to assure compliance with ISRA. Lessee shall bear all costs and expenses incurred by Lessor and shall otherwise indemnify, defend and hold harmless Lessor from and against any and all loss, cost, claim or damage associated with any required ISRA compliance resulting from Lessee's use of the Demised Premises, including, but not limited to, state agency fees, engineering fees, clean-up costs, filing fees, and suretyship expenses. As used in this Lease, ISRA compliance shall include applications for determinations of non-applicability by the appropriate governmental authority. The foregoing undertaking shall survive the Termination Date or sooner expiration of this Lease and surrender of the Demised Premises and shall also survive sale, lease, or assignment of the Demised Premises by Lessor. The above indemnification shall also extend to any violation of ISRA occasioned by Lessee's use of the Demised Premises. The Lessee shall immediately provide the Lessor with copies of all correspondence, reports, notices, orders, findings, declarations, and other materials pertinent to the Lessee's compliance and the Department of Environmental Protection and Energy ("DEP") requirements under ISRA as they are issued or received by the Lessee. In connection herewith, Lessor hereby warrants and represents that it has no knowledge of any existing violation of ISRA or its predecessor [Environmental Clean-up Responsibility Act (ECRA)], that no notice of any violation has ever been received and to Lessor's knowledge, all prior tenants in the premises have been exempt for being defined as non-industrial establishments within the meaning ISRA. On this basis, Lessor agrees to indemnify, defend and hold harmless Lessee from and against any and all loss, cost or damage arising from a violation ISRA which occurred prior to the execution of this Lease.

     8.   RIGHT TO INSPECT AND REPAIR.

Lessor may enter the Premises but shall not be obligated to do so (except as may be required by any specific provision of this Lease) at reasonable times during normal business hours on reasonable notice to Lessee (except that no notice need be given in case of emergency) for the purpose of inspection or the making of such repairs, replacement, or additions, in, to, on or about the Premises or the Building, as Lessor deems reasonably necessary or desirable and Lessee shall have no claims or cause of action against Lessor by reason thereof. In no event shall Lessee have any claim against Lessor for interruption to Lessee's business, however occurring, including, but not limited to, that arising from the negligence of Lessor, its agents, servants, or invitees, or from defects, errors or omissions in the construction or design of the Demised Premises an/or the Building, including the structural and non-structural portions thereof, unless the interference to Lessee is the result of a demonstrable continuous pattern of Lessor's bad faith after delivery by Lessee of a written notice to cease such particular interfering conduct..

     9.   FLOOR LOAD.

Lessee shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Lessor reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installments shall be placed and maintained by Lessee, at Lessee's expense, in settings sufficient, in Lessor's reasonable judgment, to absorb and prevent unreasonable vibration, noise and annoyance.

     10.  ABANDONMENT.

Lessee shall not, without first obtaining the written reasonable consent of Lessor, abandon the Premises, or allow the Premises to become vacant or deserted unless Lessee continues to pay rent, and provides extermination and reasonable security measures to prevent third party entry and immediately complies with all requests of any insurance underwriter or adjuster and pays all insurance surcharges incurred by reason of the vacancy.

     11.  INSOLVENCY OF LESSEE.

Subject to federal bankruptcy laws, either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or (b) a general assignment by Lessee for the benefit of creditors, or (c) any action taken or suffered by Lessee, voluntarily or involuntarily, under any insolvency, reorganization or bankruptcy law or act, shall constitute a default under this Lease by Lessee, and Lessor may terminate this Lease forthwith and upon notice of such termination Lessee's right to possession of the

Demised Premises shall cease, and Lessee shall then quit and surrender the Premises to Lessor but Lessee shall remain liable as hereinafter provided in Paragraph 13 hereof.

     12.  DEFAULT OF LESSEE.

Any of the following events shall be a default of Lessee: (a) Lessee's default in the payment on the due date of the Basic Rents and/or additional rents and/or any other payment required of Lessee by this Lease, unless Lessee shall cure such default within five (5) days after the due date of such Basic Rent (except that once each Lease Year the due date shall be extended to ten (10) days so as to be consistent with the one time extension for late payment granted at Paragraph 3(D) above) and/or Additional Rent and/or other payment required of Lessee hereunder; (b) Lessee's default in the performance of any of the other covenants of Lessee or conditions of this Lease, unless Lessee shall cure such default within twenty (20) days after written notice of such default given by Lessor (or if any such default is of such nature that it cannot be completely cured within such period, then unless Lessee shall commence such curing within twenty (20) days after written notice of such default given by Lessor and shall thereafter proceed with reasonable due diligence and in good faith to cure such default and shall succeed in curing such default within a reasonable period of time, and provided that the existence of such default for more than twenty (20) days does not, in Lessor's reasonable judgment, itself result in substantial damages to Lessor and place Lessor in risk of substantial damage by such additional time to cure such default); (c) insolvency of Lessee as set forth in Paragraph 11 of this Lease; (d) the sale or attempted sale by or under execution or other legal process of Lessee's leasehold interest hereunder and/or substantially all of Lessee's other assets; (e) the initiation of legal proceedings to effect, or resulting in, the seizure, sequestering or impounding of any of Lessee's goods or chattels used in, or incident to, the operation of the Premises by Lessee; (f) assignment by operation of law of Lessee's leasehold interest hereunder; (g) any attempt by Lessee to assign the within Lease or sublet the Demised Premises without the express prior written consent of the Lessor other than as permitted in this Lease.

     13.  LESSOR'S REMEDIES ON DEFAULT OF LESSEE.

Upon any default of Lessee beyond applicable notice and cure periods as set forth in Paragraph 11 or Paragraph 12 of this Lease, Lessor, at Lessor's sole option, may elect and enforce any one of the remedies hereinafter provided in this Paragraph 13; provided, however, that Lessor may, at Lessor's sole option, elect and enforce multiple remedies from among those remedies hereinafter provided to the extent such remedies are not inconsistent and are not legally mutually exclusive and to the extent Lessor, in Lessor's reasonable judgment, deem the enforcement of such multiple remedies necessary or appropriate to indemnify and make Lessor whole from any loss or damage as a result of the default or defaults of Lessee; and provided further that Lessor, at Lessor's sole discretion, may successively elect and enforce any number of the remedies hereinafter provided to the extent that Lessor, in Lessor's reasonable judgment, deems necessary or appropriate to indemnify and make Lessor whole from any loss or damage as a result of the default or defaults of Lessee:

               (A)  TERMINATION AND LESSEE'S LIABILITIES

Lessor shall have the right to terminate this Lease forthwith, and upon notice of such termination given by Lessor to Lessee in accordance with the notice provisions of this Lease, Lessee's right to possession, use and enjoyment of the Demised Premises shall cease, and Lessee shall immediately quit and surrender the Demised Premises to Lessor, but Lessee shall remain liable to Lessor as hereinafter provided. Upon such termination of this Lease, Lessor may at any time thereafter re-enter and resume possession of the Premises by any lawful means and remove Lessee and/or other occupants and their goods and chattels. In any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may, at Lessor's option, occupy the Premises or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining premises, or otherwise changed or prepared for reletting, and may relet the Premises or any part thereof as agent of Lessee or otherwise, for a term or terms to expire prior to, at the same time as, or subsequent to, the original expiration date of this Lease, at Lessor's sole option, and Lessor shall receive the rent therefor. Rent so received shall be applied first to the payment of such reasonable expenses as Lessor may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorney's fees, and then to the payment of damages in amounts equal to the rent (basic and additional) and other payments required of Lessee hereunder and to the costs and expenses of performance of the other covenants of Lessee as herein provided. Lessee agrees, in any such case, whether or not Lessor has relet, to pay to Lessor damage equal to the basic and additional rent and other sums herein agreed to be paid by Lessee, less the net proceeds of the reletting, if any, as ascertained from time to time, and the same shall be payable by Lessee on the several rent days above specified. Lessee shall not be entitled to any surplus accruing as a result of any such reletting. In reletting the Premises as aforesaid, Lessor may grant rent concessions, and Lessee shall not be credited therewith. No such reletting shall constitute a surrender and acceptance or be deemed evidenced thereof. If Lessor elects, pursuant hereto, actually to occupy and use the Premises or any part thereof during any part of the balance of the term as originally fixed or since extended, there shall be allowed against Lessee's obligation for rent, other payments and damages as herein defined, during the period of Lessor's occupancy, the reasonable value of such occupancy, equal to in any event the basic and additional rent herein reserved. In no event shall such occupancy by Lessor be construed as a release of Lessee's liability hereunder.

               (B)  ACCELERATION OF THE RENTS

In the event Lessee shall default in the Lease payments and be dispossessed, provided Lessee shall continue thereafter to make up arrears and pay all rent current on a monthly basis, no acceleration of the rent shall occur. In the event Lessor shall rent to a third party for less than the rent reserved hereunder, Lessee shall pay the difference on a monthly basis. In the event Lessee shall default in its obligation to pay the monthly difference, then in that event the right of acceleration shall be afforded Lessor as more fully described herein. Upon the happening of the foregoing, Lessor shall have the right to declare the entire remaining unpaid Basic Rents and all other then known Additional Rents and other payments required of Lessee by this Lease for the full balance of the Lease term to be immediately due and payable. Such declaration of acceleration shall be made by notice given by Lessor to Lessee in accordance with the notice provisions of this Lease. Upon notice of declaration of acceleration Lessee shall immediately pay to Lessor, without further demand or notice, an amount equal to the sum of the entire remaining unpaid Basic Rents provided in Paragraph 3 of this Lease for the entire Lease term, plus the entire remaining balance of all unpaid Additional Rents provided in this Lease of the entire Lease term to the extent the amount of such Additional Rents are then known, plus all unpaid other payments required of Lessee by this Lease for the entire Lease term to the extent the amount of such other payments are then known. Upon timely payment of all the sums hereinabove provided in this Subparagraph 13(B), Lessee shall (subject to the rights of any tenant in possession) have the right to continue to re-enter possess, occupy and enjoy the Demised Premises for the remaining balance of the Lease term, subject to strict observance by Lessee of all the covenants, conditions and other provisions of this Lease and provided that Lessee shall pay when due all Additional Rents as provided in this Lease and all other payments required of Lessee by this Lease, the amount of which Additional Rents and other payments were not paid upon the declaration of this Subparagraph 13(B). Lessor shall have the right to immediately enforce declaration of acceleration as hereinabove provided by means of distress or any legal action. The foregoing notwithstanding, Lessor shall have the right to declare an acceleration and collect upon same and, in addition, to dispossess Lessee and re-enter and take possession of the Premises if Lessor is dispossessing and evicting Lessee for the purpose of ultimately reducing Lessee's liabilities under this Lease. In the event Lessor shall declare an acceleration as provided in this Subparagraph 13(B) and the amounts due hereunder shall not be paid forthwith, then Lessor, at Lessor's sole option, may exercise Lessor's right to terminate this Lease as provided in Subparagraph 13(A) hereof, in which event Lessor shall be entitled to the full benefits of, and full enforcement of, Subparagraph 13(A) hereof.

               (C)  SPECIFIC PERFORMANCE OF LEASE

Lessor shall have the right to enforce Lessee's specific performance of each and every covenant, condition and other provision of this Lease.

               (D)  WAIVER OF RIGHT OF REDEMPTION

Lessee hereby waives all right of redemption to which Lessee or any person under the Lessee might be entitled by any law now or hereafter in force.

               (E)  OTHER REMEDIES

Lessor's remedies hereunder are in addition to any remedy allowed by law or in equity.

               (F)  NON-EXCLUSIVITY

The remedies set forth above shall be non-exclusive and the Lessor's election to enforce any remedy shall not be deemed a waiver of any other remedy Lessor may be entitled to hereunder or as allowed by law or in equity.

     14.  ATTORNEY'S FEES.

In the event Lessor shall employ an attorney to enforce any of the conditions of this Lease, or to enforce Lessee's covenants hereunder, or any of Lessor's rights, remedies, privileges or options under this Lease, or incur legal expense at the request of Lessee or at law or in equity, the Lessor shall be entitled to reimbursement from Lessee of all actual costs and expenses incurred or paid by Lessor in so doing, including, but not by way of limitation, all attorney's fees and costs incurred or paid by Lessor at any time or times in connection therewith, or by arbitration, or by legal action at the trial court level and at any and all appellate court levels. All of such legal fees shall be deemed Additional Rent and payable as such.

     15.  DAMAGES TO BUILDING.

If the Building is damaged by fire or any other cause to such extent that time to repair, as determined by an independent architect ("Architect's Notice") within thirty (30) days of the casualty, will exceed nine (9) months (excluding delays for reason of Force Majeure) then either party may, no later than the fifteenth (15th) day following receipt of the Architect's Notice, deliver to the other a notice of election to terminate this Lease. In the event of election to terminate, this Lease shall be deemed to terminate on the thirtieth (30th) day after the giving of said notice, and Lessee shall surrender possession of the Premises within a reasonable time thereafter, and the Fixed Basic Rent, and any Additional Rent, shall be apportioned as of the date of said surrender and any Fixed Basic Rent or Additional Rent paid for any period beyond said date shall be repaid to Lessee. If neither party elects to terminate this Lease, Lessor shall, subject to the availability and adequacy of the insurance proceeds restore the Building and the Premises with reasonable promptness, subject to Force Majeure (as hereinabove defined), and Lessee shall have no right to terminate this Lease, unless the Demised Premises are not substantially restored and lawfully habitable as evidenced by the issuance of a Certificate of Occupancy within twelve months from the date of casualty, subject to Force Majeure. If the damage occurs within the last twelve months of the Lease and the Architect's Notice stipulates a repair period exceeding six months, then Lessee or Lessor shall have a right to terminate in accordance with the provisions hereof. Lessee understands that Lessor will not carry insurance of any kind on Lessee's furniture, fixtures, equipment or improvements and Lessor shall not restore said fixtures and improvements owned by Lessee, including any alterations made pursuant to Paragraph 7 or elsewhere unless Lessor shall have received full reimbursement for replacement of the Building plus, an amount in excess thereof to cover the cost of repair or replacement of Lessee's installations. This language shall apply notwithstanding Lessor's ownership of Lessee's installation by reason of the language in Paragraph 7.

               The Fixed Basic Rent and Additional Rent payable under this Lease shall not abate, nor shall this Lease be terminated by reason of any damage, partial or complete, (or as stated elsewhere in this Lease with respect to termination) to any building or other structure on the Demised Premises or to the Demised Premises or any part thereof, except that Lessee shall be relieved from the payment of rent to the extent of any insurance proceeds paid to Lessor under a rent insurance policy.. The words "restoration" and "restore" as used in this Paragraph 15 shall include repairs. If the damage results from the fault of the Lessee, or Lessee's agents, servants, visitors, or licensees, Lessee shall not be entitled to any abatement or reduction in Fixed Basic Rent or Additional Rent.

               If the damage or destruction shall have been due to fire or any other casualty covered by the aforementioned insurance policies, then the Lessor shall be entitled to receive all net proceeds of insurance collected on account of such damage or destruction. Lessee shall cooperate with Lessor in collection of any insurance monies from insurance companies.

     16.  SUBORDINATION OF LEASE.

This Lease shall at Lessor's option, be subject and subordinate to any Mortgage which may hereafter affect the real property of which the Premises form a part, and also to all renewals, modifications, consolidations, and replacements of said Mortgage. Although no instrument or act on the part of Lessee shall be necessary to effectuate such subordination, Lessee will, nevertheless, within ten (10) days of receipt of same, execute and deliver such further instruments confirming such subordination of this Lease as may be reasonably desired by the holder of said Mortgage. Lessee hereby appoints Lessor attorney-in-fact, irrevocably, to execute and deliver any such instrument for Lessee. If any Mortgage superior to this Lease is foreclosed upon or otherwise sold, Lessee shall, on timely request, attorn to the owner of the reversion. Lessor shall use its best efforts to obtain an agreement on behalf of Lessee from any such Ground Lessee, Mortgagee or Deed of Trust Holder stipulating that Lessee's possession shall not be disturbed in the event of foreclosure or such lienholder takes possession and shall not name Lessee as a defendant in any suit therefor or enlarge Lessee's obligations, or decrease Lessee's rights under the Lease.

     17.  SECURITY DEPOSIT.

Lessee shall deposit with Lessor on the signing of this Lease the total cash amount of the Security Deposit as defined in the Preamble (and shall deliver the Letter of Credit portion of the Security Deposit no later than August 1, 2006), for the full and faithful performance of Lessee's obligations under this Lease, including, without limitation, the surrender of possession of the Premises to Lessor as herein provided. If Lessor applies any part of said Security Deposit to cure any default of Lessee, Lessee shall on demand deposit or deliver an amended Letter of Credit with Lessor the amount so applied so that Lessor shall have the full Security Deposit on hand at all times during the Term of this Lease. Lessor, in the event that the Demised Premises are sold, shall transfer and deliver the Security Deposit, as such, to the purchaser of the Demised Premises and shall notify Lessee thereof, and thereupon Lessor shall be discharged from any further liability in reference thereto. The Security Deposit (less any portions thereof used, applied or retained by Lessor in accordance with the provisions of this Paragraph 17), shall be returned to Lessee without interest provided Lessee has cured any outstanding defaults and after delivery of the entire Premises to Lessor in accordance with the provisions of this Lease including ISRA compliance. Lessee covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and Lessor shall not be bound by any such assignment, encumbrance or attempt thereof.

               In the event of the insolvency of Lessee, or in the event of the entry of a material judgment in any court against Lessee which if paid would render Lessee insolvent which is not discharged within sixty (60) days after entry, or in the event a petition is filed by or against Lessee under any chapter of the bankruptcy laws of the State of New Jersey or the United States of America, then in such event, Lessor may require the Lessee to deposit additional security in an amount which in Lessor's sole judgment would be sufficient to adequately assure Lessee's performance of all of its obligations under this Lease including all payments subsequently accruing. Failure of Lessee to deposit the security required by this Paragraph within twenty (20) days after Lessor's written demand shall constitute a material breach of this Lease by Lessee.

     As to the portion of the security deposited hereunder permitted to be delivered in the form of an irrevocable straight Letter of Credit, then upon a material, monetary Default by Lessee, Lessor shall have the right to draw down the entire amount of the Letter of Credit and place same in an interest bearing account with the interest to accrue to the benefit of the Lessee, subject to deduction for Lessor's reasonable expenses for the cost of opening and maintaining said account. Lessor shall have no obligation to achieve any specified rate of return on the money so deposited. The Letter of Credit shall be substantially in the form as attached hereto as Exhibit C and drawn against a banking institution maintaining assets of no less than Five Hundred Million Dollars ($500,000,000.00) and shall specify that same shall be drawn upon demand by Lessor and deliverable by Lessor and payable to Lessor in Hackensack, New Jersey via wire transfer and shall require only a statement of default by Lessor delivered together with an accounting of the amounts in default. Lessor approves Wachovia Bank, N.A. as an acceptable issuer of the Letter of Credit, subject to all of the other terms hereof. Lessor shall not be liable for any costs, loss or damage, however incurred by Lessee in connection with any drawing down against the Letter of Credit even if at a later time it is proven in a court of law or otherwise that Lessor did not have a right to draw down against the Letter of Credit or that Lessor's conduct was without basis. Under such circumstances, Lessor's only obligation shall be to replenish the Security Deposit without interest.

The acceptance by Lessor of the Letter of Credit shall be further subject to the following conditions:

A. The Letter of Credit shall be irrevocable for the term thereof and shall provide that it is automatically renewable for a period ending not earlier than thirty (30) days after the expiration of the Term without any action whatsoever on the part of Lessor; provided that the issuing bank shall have the right not to renew said Letter of Credit on written notice to Lessor not less than thirty (30) days prior to the expiration of the then current term thereof (it being understood, however, that the privilege of the issuing bank not to renew said Letter of Credit shall not, in any event, diminish the obligation of Lessee to maintain such irrevocable Letter of Credit with Lessor through the date which is thirty (30) days after the expiration of the term hereby demised).

B. The form and terms of the Letter of Credit (and the bank issuing the same) shall be acceptable to Lessor (and substantially in the form attached hereto as Exhibit E and shall provide, among other things, in effect that:

     (1) Lessor, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit upon the presentation to the issuing bank of Lessor's (or Lessor's then managing agent's) statement that such amount is due to Lessor under the terms and conditions of this lease, it being understood that if Lessor or its managing agent be a corporation, partnership or other entity, then such statement shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity);
     (2) The Letter of Credit will be honored by the issuing bank without inquiry as to the accuracy thereof and regardless of whether the Lessee disputes the content of such statement;
     (3) In the event of a transfer of Lessor's interest in the Building of which the Demised Premises are a part, Lessor shall have the right to transfer the Letter of Credit to the transferee and upon such transferee's receipt of the Security Deposit and such transferee's written assumption of Lessor's obligations hereunder, the Lessor shall, without any further agreement between the parties, be released by Lessee from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of said Letter of Credit to a new Lessor.

C. Lessee further covenants that it will not assign or encumber said Letter of Credit or any part thereof and that neither Lessor nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

D. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than thirty (30) days after the expiration of the term of this Lease, or the issuing bank notifies Lessor that it shall not renew the Letter of Credit, Lessor will accept a renewal thereof or substitute Letter of Credit (such renewal or substitute Letter of Credit to be in effect not later than thirty (30) days prior to the expiration thereof), irrevocable and automatically renewable as above provided to thirty (30)days after the end of the term of this Lease upon the same terms as the expiring Letter of Credit or such other terms as may be reasonably acceptable to Lessor. However, (i) if the Letter of Credit is not timely renewed or a substitute Letter of Credit is not timely received, (ii) or if Lessee fails to maintain the Letter of Credit in the amount and terms set forth in this Paragraph, Lessee, at least thirty (30) days prior to the expiration of the Letter of Credit, or promptly upon its material failure to comply with each and every term of this Paragraph, must deposit with Lessor cash security in the amounts required by, and to be held subject to and in accordance with, all of the terms and conditions set forth in this Paragraph pertaining to cash security deposits and the amounts so specified in Preamble Paragraph 11 hereof, failing which the Lessor may present such Letter of Credit to the bank in accordance with the terms of this Paragraph, and the entire sum secured thereby shall be paid to Lessor, to be held by Lessor as provided in this Paragraph.

     18.  RIGHT TO CURE LESSEE'S BREACH.

If Lessee breaches any covenant or condition of this Lease, Lessor may, without thereby waiving such default, on reasonable notice to Lessee (except that no notice need be given in case of emergency), cure such breach at the reasonable expense of Lessee and the reasonable amount of all expenses, including attorney's fees, incurred by Lessor in so doing (whether paid by Lessor or not) shall be deemed Additional Rent payable on demand.

     19.  MECHANIC'S LIENS.

The Lessee covenants not to suffer or permit any mechanic's or materialmen's or other liens to be filed against Lessor's fee or leasehold interest in the Building, Building Area or Demised Premises by reason of work, labor, services or materials supplied or claimed to have been supplied to the Lessee or any contractor, subcontractor or any other party or person acting at the request of the Lessee or anyone holding the Demised Premises or any part thereof or under the Lessee, unless the Lessee shall, within thirty (30) days after receiving notice of the filing thereof, cause the same to be discharged of record by payment, deposit, bond or Order of a Court of competent jurisdiction or otherwise. Nothing in this Lease contained shall be deemed or construed in any way as constituting consent by Lessor to the making of any alterations or additions by Lessee for the purposes of N.J.S.A. 2A:44-68, et seq., or any amendment thereof, or constituting a request by Lessor, express or implied, to any contract, subcontract, labor or materialmen for the performance of any labor or the furnishing of any materials for the use or benefit of the Lessor.

     20.  ASSIGNMENT AND SUBLEASE.

Lessee may assign or sublease the within Lease to any party subject to the following:

               (A)  FINANCIAL INFORMATION/RECAPTURE

In the event that the Lessee desires to sublease the whole or any portion of the Premises or assign the within Lease to any other party, the terms and conditions of such sublease or assignment, together with the name and address of the proposed assignee or sublessee, financial statements prepared by a certified public accountant, certified to the President of the proposed assignee or sublessee; the nature and character of the business of the proposed sublessee or assignee; and any other information requested by Lessor reasonably calculated to enable Lessor to determine the proposed assignee or sublessee's financial responsibility, shall be communicated to Lessor in writing no later than fifteen
(15) days prior to the effective date of any such sublease or assignment, and, prior to such effective date, Lessor shall have the option, exercisable in writing to Lessee within fifteen (15) days of receipt of said information, to recapture the within Lease so that such prospective sublessee or assignee shall then become the sole Lessee of Lessor hereunder, or alternatively, to recapture said space.

                    Upon receipt by Lessee of said notification of intent to recapture, Lessee shall then remove itself and all of its personal property from the Demised Premises pursuant to all the terms, conditions and provisions of this Lease and in accordance with Paragraph 7 of this Lease pertaining to Lessee's removal and restoration of the Demised Premises.

                    In the event the Lessor shall recapture the Demised Premises pursuant to this Paragraph as above stated, the Lessee's obligation to pay Fixed Basic Rent, Additional Rent and all other payments due hereunder shall continue until Lessee has completed its removal and restoration of the Demised Premises pursuant thereto. Lessee shall be required to pay the full monthly rental for every month or any portion thereof in which it remains in occupancy hereunder up to and until it has completed its removal from the Demised Premises in accordance with all of the terms of this Lease and Lessor has retaken possession thereof. After Lessee's removal from the Demised Premises and restoration of same, and Lessor has retaken possession thereof, this Lease Agreement shall terminate, cease and come to an end.

               (B)  LESSOR'S APPROVAL

In the event that the Lessor elects not to recapture the Lease as hereinabove provided, or Lessee desires to sublet less than the whole of the Demised Premises the Lessee may nevertheless assign this Lease or sublet the whole or any portion of the Premises, subject to the Lessor's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that Lessor shall not be deemed unreasonable if, in the reasonable judgment of Lessor, the business of such proposed subtenant or assignee is not compatible with the type of occupancy of the Building, or consistent with Lessee's permitted use or will create an overparking situation and on the basis of the following terms and conditions:

                    (1) The terms and conditions of the sublease or assignment shall not be materially altered from those terms and conditions previously communicated to Lessor.

                    (2) The assignee or sublessee shall assume, by written instrument satisfactory to Lessor, all of the obligations of this Lease, and a copy of such assumption agreement shall be furnished to the Lessor within ten
(10) days of its execution.

                    (3) The Lessee and each assignee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of Fixed Basic Rent and Additional Rent reserved herein, throughout the Term, as the same may be renewed, extended or otherwise modified.

                    (4) The Lessee and any assignee shall promptly pay to Lessor 50% of any consideration received for any assignment or sublet or all of the Fixed Basic Rent and Additional Rent received by Lessee in excess of the Fixed Basic Rent and Additional Rent required to be paid by Lessee for the area assigned or sublet, computed on the basis of an average square foot rent for the gross square footage Lessee has leased less reasonable brokerage, attorneys fees and disbursements, advertising, demising costs and rent incentives..

                    (5) In any event, the acceptance by the Lessor of any Fixed Basic Rent or Additional Rent from the assignee or from any of the subtenants, or the failure of the Lessor to insist upon a strict performance of any of the terms, conditions, and covenants contained herein, shall not release the Lessee herein, nor any assignee assuming this Lease or sublessee, from any and all of the obligations herein during and for the entire Term.

                    (6) Lessor shall require a Five Hundred and 00/100 ($500.00) Dollar payment to cover its handling charges for each request for consent to any sublet or assignment prior to its consideration of the same. Lessee shall further reimburse to Lessor all reasonable attorneys fees incurred in the drafting, negotiation or completion of the transaction. Lessee acknowledges that its sole remedy with respect to any assertion that Lessor's failure to consent to any sublet of assignment is unreasonable shall be the remedy of specific performance and Lessee shall have no other claim or cause of action against Lessor as a result of Lessor's actions in refusing to consent thereto.

               (C)  APPROVAL NOT REQUIRED

Any sublet or assignment to a parent, subsidiary, affiliate ("Affiliated Company") as defined in the Preamble, or successor entity of Lessee shall not be subject to the provisions of Subparagraphs (A) and (B) (4) and (6) hereof and shall not require Lessor's prior written consent, but all other provisions of this Paragraph shall apply.

The provisions of this Section 20 shall not apply to transactions with an entity into or with which Lessee is merged or consolidated or to which all or substantially all of Lessee's assets are transferred or to any entity which controls or is controlled by Lessee or is under common control with Lessee, provided and on condition that such transaction is for a bona fide business purpose and not, either directly or indirectly, principally for the purpose of transferring the leasehold created by this Lease.

               (D)  TRANSFERS

Notwithstanding Subparagraph (C) above, if Lessee is a corporation and if at any time during the Term the persons owning a majority of its "voting stock" at the time of the execution of this Lease should cease to own a majority of such voting stock (except as the result of transfers by bequest or inheritance or among other present minority owners of stock in the corporation), Lessee covenants to so notify Lessor. Lessor may terminate this Lease by Notice to Lessee to be effective ninety (90) days after service if the resulting company has a net worth less than the net worth of Lessee existing on the date of execution of this Lease or the date of assignment, whichever is higher. This section shall not apply whenever Lessee is a corporation, the outstanding stock of which is listed on a recognized stock exchange. For the purposes of this Subparagraph (D), stock ownership with the principles set forth in Section 544 of the Internal Revenue Code of 1986, as amended, to and including the date of this Lease, and the term "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation.

               (E)  BANKRUPTCY

If, pursuant to the Federal Bankruptcy Code (or any similar law hereafter enacted having the same general purpose), Lessee is permitted to assign this Lease, notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such code shall be deemed to mean the deposit of cash security or Letter of Credit in an amount equal to the sum of one (1) year's Fixed

Basic Rent plus an amount equal to the sum of all other charges due and payable by Lessee hereunder for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Lessor for the balance of the Term, without interest, as security for the full performance of all of Lessee's obligations under this Lease, to be held and applied in the manner specified for security in Paragraph 16.

               (F)  ACCEPTANCE OF RENT FROM OTHERS

If this Lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anyone other than Lessee, Lessor may, after default by Lessee collect Fixed Basic Rent or Additional Rent from the assignee, undertenant or occupant and apply the net amount collected to the Fixed Basic Rent or Additional Rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this lease, or the acceptance of the assignee, undertenant or occupant as Lessee, or a release of Lessee from the further performance by Lessee of all covenants on the part of Lessee herein contained. The consent by Lessor to an assignment or underletting shall not in any way be construed to relieve Lessee from obtaining the express consent in writing of Lessor to any further assignment or underletting as provided in this Section 20, nor shall the same release or discharge Lessee from any liability, past, present or future, under this Lease, and Lessee shall continue fully liable in all respects hereunder. Additionally, such action by Lessor shall in no manner be construed as an obligation or undertaking to return any security to such undertenant.

     21.  EMINENT DOMAIN.

If Lessee's use of the Premises is materially affected due to the taking by eminent domain of (a) the Premises or any part thereof or any estate therein; or
(b) any other part of the Building; then, in either event, this Lease shall terminate on the earlier of (i) the date of delivery of the Deed by the owner of the fee to the Condemnor or (ii) the date of lawful physical possession by Condemnor provided said possession materially and permanently affects Lessee's use of the Demised Premises. The Fixed Basic Rent and any Additional Rent, shall be apportioned as of said termination date and any Fixed Basic Rent or Additional Rent paid for any period beyond said date shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a separate claim for any taking of fixtures and improvements owned by Lessee which have not become Lessor's property, and for moving expenses, provided the same shall in no way affect or diminish Lessor's award. In the event of a partial taking, which does not adversely affect Lessee's business in the Premises (as reasonably determined by Lessee) and which does not affect a termination of this Lease, but does deprive Lessee of the use of a portion of the Demised Premises, there shall either be an abatement or an equitable reduction of the Fixed Basic Rent, and an equitable adjustment reducing the Base Period Costs, depending on the period for which and the extent to which the Premises so taken are not reasonably usable for the purpose for which they are leased hereunder.

     22.  INSURANCE.

               (A)  BUILDING INSURANCE

The Lessor shall, during the Term of this Lease, cause the Building to be insured for its benefit, and any and all mortgagees, in an amount not less than Three Million Five Hundred Thousand and 00/100 ($3,500,000.00) Dollars under the terms of a blanket policy maintained by Lessor. The Lessee shall pay Lessee's Percentage of the total premium for the Building, on a monthly basis when billed and before the date when said premium shall be required to be paid to the insurance company. In addition, the Lessee shall pay any increase in the premium imposed by reason of its being a named insured and any increase assessed against the entire Building occasioned by the Lessee's use. Likewise, any increase in the amount of insurance required by reason of any addition or alteration by or at the request of Lessee to the entire Building shall be the sole obligation of the Lessee. The Lessee's obligation hereunder shall constitute Additional Rent required to be paid by the Lessee under this Lease. Lessee shall have the further obligation, in the event of casualty, to pay an appropriate allocable share of any deductible under the policy as reasonably determined by Lessor. Lessor represents the current deductible is $1,000.00. Notwithstanding anything contained herein, the Lessee shall have the right to obtain the insurance above described from a different company licensed to do business in the State of New Jersey with a Bests rating of A-VII or better, selected by the Lessee and willing to provide the required insurance if the premium therefor shall be less than the premium to be charged by the insurance company selected by the Lessor. Lessor reserves the right to have the building insurance amounts increased after appraisal by a representative of the insurance company and Lessee shall pay the increased cost of such premiums.

               (B)  LESSOR PUBLIC LIABILITY INSURANCE

The Lessor will obtain public liability insurance insuring itself with respect to its ownership, maintenance and use against liability for injury or damage to persons or property in or about the entire real property, Building and any easements used in connection therewith. Said insurance coverage shall be in amounts Lessor determines appropriate which are currently $1,000,000/$10,000,000. The Lessee shall pay Lessee's Percentage of the total premium, promptly when billed and before the date when said premium shall be required to be paid to the insurance company. The Lessee's obligation hereunder shall constitute Additional Rent required to be paid by the Lessee under this Lease. Lessor reserves the right to require an increase in the aforesaid amount during the Term of this Lease to an amount reasonable under the circumstances considering the character and location of the Building and Lessee's use and occupancy of the Demised Premises.

               (C)  LESSEE'S PERSONAL PROPERTY INSURANCE

Lessee covenants and represents (said representation being specifically designed to induce Lessor to execute this Lease), that Lessee's personal property and fixtures and any other items which Lessee may bring to the Premises which may be subject to any claim for damages or destruction due to Lessor's negligence shall be fully insured by a policy of insurance covering all risks with a deductible not in excess of Five Thousand and 00/100 ($5,000.00) Dollars. Lessee agrees as a material inducement to Lessor to permit said deductible, that Lessee shall act as a self-insurer to the amount of any such deductible and that Lessee shall make no claim against Lessor therefor. Said policy shall specifically provide for a waiver of subrogation for Lessor without regard to whether or not same shall cost an additional premium and notwithstanding anything to the contrary contained in this Lease. Should Lessee fail to maintain said all risk insurance with the required waiver of subrogation, or fail to maintain the liability insurance, naming Lessor as an additional named insured, then Lessee shall be in default hereunder and shall be deemed to have breached its covenants as set forth herein. In naming Lessor as an additional insured, same shall be without regard to any policy separately maintained by Lessor and Lessee's policy shall be primary and not contributing with or in excess to Lessor's policy.

               (D)  LESSEE'S GENERAL LIABILITY INSURANCE

Lessee shall purchase at its own expense and keep in force during this Lease a policy or policies of (i) commercial general liability insurance, including personal injury and property damage, in the amount of not less than Two Million Dollars ($2,000,000.00) combined single limit per occurrence or person and Five-Hundred Thousand and 00/100 ($500,000) Dollars in respect of property damage, together with excess liability insurance not less than Five Million and 00/100 ($5,000,000.00), and comprehensive automobile liability insurance covering Lessee against any losses arising out of liability for personal injuries or deaths of persons and property occurring in or about the Premises and Property and (ii) "all-risk" property insurance covering Lessee's property (and otherwise resulting from any acts or operations of Lessee). Said policies shall (a) name Lessor, any managing agent of Lessor and any party holding an interest to which this Lease may be Subordinated as additional insureds; (b) be issued by an insurance company with a Best rating of A-VII or better and otherwise reasonably acceptable to Lessor and licensed to do business in the State of New Jersey; (c) provide that said insurance shall not be canceled or materially modified unless thirty (30) days prior written notice shall have been given to Lessor; (d) provide coverage on an occurrence basis; (e) provide coverage for all repair and indemnity obligations of Lessee under this Lease including without limitation intended those obligations expressly set forth in Paragraphs 7 and 34 hereof and all other damage to the premises whether incidental, accidental, known or unknown; (f) contain a severability of insured parties provision and a cross liability endorsement; (g) be primary, not contributing with, and not in excess of coverage which Lessor may carry; (h) contain a hostile fire endorsement; and (i) otherwise be in such form and include such overages as Lessor may reasonably require. Said policy or policies or, at Lessor's option, Certificate of Insurance on the so-called "ACCORD" Form 25.S evidencing said policies, shall be delivered to Lessor by Lessee upon commencement of the Lease and renewals thereof shall be delivered at least thirty (30) days prior to the expiration of said insurance. Said limits shall be subject to periodic review, and Lessor reserves the right to increase said coverage limits if, in the reasonable opinion of Lessor, said coverage becomes inadequate and is less than that commonly maintained by tenants in similar buildings in the area by tenants having similar uses.

               (E)  RENT INSURANCE

Lessor shall provide and keep in force, during the Term of this Lease, for the benefit of the Lessor, rental income insurance insuring the Lessor against the loss of Fixed Basic Rent and Additional Rent, as in this Lease provided, from the perils of fire and extended coverage for a period of no less than one (1) year. The Lessee shall pay Lessee's Percentage of the premium to the Lessor promptly when billed as Additional Rent.

               (F)  WAIVER OF SUBROGATION

Each insurance policy carried by the Lessor insuring the Demised Premises against loss by fire and causes covered by standard extended coverage, and each insurance policy carried by the Lessee and insuring the Demised Premises and its fixtures and contents against loss by fire, water, and causes covered by standard extended coverage, shall be written in a manner so as to provide that the insurance company waives all right of recovery by way of subrogation against the Lessor or the Lessee in connection with any loss or damage covered by any such policies.

               (G)  LESSOR'S RIGHT TO PURCHASE/ INTEREST CHARGE

Upon failure at any time on the part of the Lessee to procure any or all of the policies of insurance as herein provided, or to pay the premiums therefor, the Lessor shall be at liberty from time to time as often as such failure shall occur, to procure such insurance and pay the premiums therefor as herein provided in case of fire insurance, and all and any sums paid for such insurance by the Lessor together with interest thereon at the rate of Eighteen (18%) per annum plus late charges as applicable to late paid Fixed Basic Rent declared to be Additional Rent under this Lease, forthwith due and payable, and shall be collectible accordingly.

     23.  COMPLIANCE WITH LAWS, ETC.

The Lessee shall not do or permit anything to be done in the Demised Premises which shall constitute a public nuisance or which will conflict with the regulations of the fire department or with any insurance company having issued or about to issue a policy of insurance in favor of Lessor covering said Demised Premises and its contents for the prevention of fire or other casualty damage or injury and Lessee covenants to comply at its own expense with all such related orders, rules, regulations or policies of any such company or public authority. The Lessee shall, at its own expense, obtain all necessary environmental and operating permits and promptly comply with all requirements of law and with all ordinances or orders, rules, and regulations of any Federal, State, Municipal or other public authority having jurisdiction over the Demised Premises and with all requirements of the Fire Insurance Exchange or similar body, and of any liability insurance company insuring the Lessor (or about to issue a policy of insurance to Lessor) against liability for accidents in or connected with the Demised Premises, including, but not limited to, laws, regulations, ordinances, orders and rules, which apply to the interior or exterior of the Demised Premises, the structural or non-structural parts thereof, are ordinary or extraordinary, foreseen or unforeseen. In the alternative, Lessor shall assure compliance with laws in the areas for which Lessor is responsible to make repairs, subject to Lessor's right to chargeback same as a Common Area cost.

     24.  LESSEE'S ESTOPPEL.

Lessee shall, from time to time (but not more than twice per Lease Year) on not less than twenty (20) days' prior written request by Lessor, execute, acknowledge and deliver to Lessor or to anyone Lessor shall designate, without charge to Lessor, a written statement of Lessee certifying that (i) the Lease is unmodified and in full force and effect, or that the Lease is in full force and effect as modified and listing the instruments of modification;

(ii) the dates to which the rents and charges have been paid; (iii) that Lessee has not discharged or used and does not discharge or use any hazardous or toxic substance or waste at the Building; and (iv) whether or not to Lessee's knowledge Lessor is in default hereunder, and if so, specifying the nature of the default and as to any other matters as may reasonably be so requested. It is intended that any such statement delivered pursuant to this Paragraph 24 may be relied on by a prospective purchaser of Lessor's interest or mortgagee of Lessor's interest or assignee of any mortgage of Lessor's interest.

     25.  HOLDOVER TENANCY.

If Lessee holds possession of the Premises after the expiration of the Term of this Lease, Lessee shall become a Lessee from month to month under the provisions herein provided, initially for the first month at a monthly rental of 150% of the Fixed Basic Rent provided for the last month of the Term and thereafter at a monthly basic rental of double the rate charged herein for Fixed Basic Rent as provided for pursuant to N.J.S.A. 2A:42-6 and without the requirement for demand or notice by Lessor to Lessee demanding delivery of said Premises for which this Lease and all relevant provisions shall be deemed sufficient written demand (but Additional Rent shall continue as provided in this Lease), which sum shall be payable in advance on the first day of each month, and such tenancy shall continue until terminated by Lessor, or until Lessee shall have given to Lessor, at least thirty (30) days prior to the intended date of termination, a written notice of intent to terminate such tenancy, which termination date must be as of the end of a calendar month. The provisions of this Paragraph do not exclude the Lessor's rights of re-entry and shall not be deemed or construed as a waiver by Lessor of any other rights or remedies granted to Lessor under the terms of this Lease or available at law.

     26.  AS IS/LESSEE'S WORK.

               (A)  "AS IS" CONDITION.

Lessee agrees to accept the Building in its "as is" condition without exception.

               (B)  INTENTIONALLY DELETED

               (C)  CONDITIONS ATTACHING TO LESSEE'S WORK

In the event, at anytime during the Lease Lessee shall desire to make any alterations, same shall be subject to the following conditions which shall be restated in a letter agreement containing Lessor's consent:

                    (i) Before commencing any construction, Lessee shall deliver to the Lessor for the Lessor's prior approval in writing, a detailed plan for the proposed work, and as necessary or required by the municipality or governing agency, prepared, signed and sealed by a licensed architect of the State of New Jersey together with complete specifications therefor, which shall set forth the location, design, layout, mechanical installations, materials and other pertinent or relevant information, to be used in said construction;

                    (ii) All of the demolition or construction shall be performed and completed in a good and workmanlike manner consistent in character and quality to the Building;

                    (iii) All of the demolition or construction shall be carried on and completed at the sole cost and expense of the Lessee and Lessee shall also obtain and pay for any permits or approvals required for said work and before commencement of the work;

                    (iv) Any violations or liens created or caused by virtue of Lessee's work shall be immediately cured and removed by Lessee at its sole cost and expense;

                    (v) All work, once commenced, shall be performed on a continuous basis until complete subject to Force Majeure;

                    (vi) All contractors employed at the premises shall carry workman's compensation insurance and general liability insurance in the minimum amounts of $1,000,000.00 and, prior to commencement of any work shall deliver certificates of insurance evidencing same naming Lessor thereon as an additional insured;

                    (vii) The work shall be subject to Lessor's right (at its sole option and at the time of Lessor's approval) to require Lessee to remove all work and/or restore the Demised Premises herein to its original condition upon expiration or sooner termination of the Lease as more fully set forth in Paragraph 7 (C) above; and

                    (viii) All governmental permits and approvals shall be obtained and paid for prior to the commencement of any work. Lessor makes no representation as to the availability of said approvals. Lessor agrees to cooperate with Lessee as to the making of an application for approval and shall execute its consent provided Lessee has complied with Lessor's review right as set forth in subparagraph (i) above, has agreed to provide by all of the other conditions set forth herein and provided further that any reasonable cost or legal fee incurred by Lessor shall be reimbursed by Lessee upon invoicing for same. The commencement of this Lease and Lessee's obligations hereunder are expressly not contingent on the obtaining of said approvals. The refusal of the municipality or any other agency to grant the necessary permits or approvals to perform any work that may hereinafter be requested by Lessee shall not be deemed a cause for termination of/or non-performance of Lessee's obligations hereunder and this Lease shall continue unabated, in full force and effect in accordance with all of the terms, conditions and provisions stated elsewhere herein until the expiration of the entire Term of this Lease.

     27.  LEASE COMMENCEMENT.

This Lease and all of its terms, conditions and provisions shall commence on October 1, 2006. Lessee shall not be charged as a holdover for the one day of September 30, 2006, the parties recognizing that the Lessee is presently a subtenant under a sublease with a termination date of September 29, 2006. Lessee originally entered into the Premises as a division of Becton Dickinson and is presently operating under the Continuing Certificate of Occupancy obtained by Becton Dickinson ("CO"). Lessee shall be obligated to obtain a new Continuing Certificate of Occupancy as part of this lease commencement no later than August 1, 2006 at its sole cost and expense. Lessee shall make any repairs necessary to correct any violations required as part of the issuance of the CO..

     28.  RIGHT TO SHOW PREMISES.

Lessor may show the Premises to prospective purchasers and mortgagees during normal business hours at any time on reasonable telephone notice. During the twelve (12) months prior to Termination Date, of this Lease, Lessor may show the Premises to prospective Lessees, during business hours on reasonable telephone notice to Lessee and may place the usual "To Let" or "For Sale" signs thereon.

     29.  WAIVER OF TRIAL BY JURY.

It is mutually agreed by and between Lessor and Lessee that the respective parties hereto shall and they hereby do waive trial by jury in any action or proceeding brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee, Lessee's use or occupancy of the Demised Premises, and/or any claim of injury or damage, and any emergency statute or any other statutory remedy. Should Lessor seek recourse to equity to enforce any of its rights under this Lease, Lessee agrees to waive any defense which it might otherwise have that Lessor has an adequate remedy at law. Lessee further agrees that it shall not interpose any counterclaim (other than compulsory counter claims) or set off in a summary proceeding or in any action based, in whole or in part, on non-payment of Fixed Basic Rent or Additional Rent.

     30.  NO OTHER REPRESENTATIONS.

No representations or promises shall be binding on the parties hereto except those representations and promises contained herein or in such future writing signed by the party making such representations(s) or promise(s).

     31.  QUIET ENJOYMENT.

Lessor covenants that if, and so long as, Lessee pays the Fixed Basic Rent, and any Additional Rent as herein provided, and performs the covenants hereof, Lessor shall do nothing to affect Lessee's right to peaceably and quietly have, hold, and enjoy the Premises for the Term, subject to the provisions of this Lease.

     32.  PERSONAL LIABILITY.

               (A)  LESSOR'S EXCULPATION

Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, its constituent members (to include, but not be limited to, officers, directors, partners and trustees), their respective successors, assigns or any mortgagee in possession (for the purposes of this Paragraph, collectively referred to as "Lessor"), with respect to any of the terms, covenants and conditions of this Lease, and that Lessee shall look solely to the equity of Lessor in the Building, and the land thereon (including without limitation, the rent and proceeds therefrom), for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, such exculpation of liability to be absolute and without any exceptions whatsoever.

               (B)  LESSOR'S CONSENT

With respect to any provision of this Lease which provides that Lessee shall obtain Lessor's prior consent or approval, Lessor may withhold such consent or approval for any reason or no reason at all unless otherwise specified. As to any such provision, Lessee shall be permitted to bring an action for specific performance only and no money damages shall be sought or allowed. Lessee acknowledges that this restriction is agreed upon as a material inducement to Lessor's agreement to enter into this Lease and that without same, this would not have been consummated.

     33.  LESSOR'S LIABILITY FOR LOSS OF PROPERTY.

The Lessor shall not be liable for any damage or injury which may be sustained by the Lessee or any other person, as a consequence of the failure, breakage, leakage or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof, drains, leaders, gutters, valleys, downspouts or the like or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air-conditioning or heating systems, elevators or hoisting equipment; or by reason of the elements; or resulting from the carelessness, negligence or improper conduct on the part of any other Lessee or of the Lessor of the Lessor's or this or any other Lessee's agents, employees, guests, licensees, invitees, subtenants, assignees or successors; or attributable to any interference with, interruption of or failure, beyond the control of the Lessor, of any services to be furnished or supplied by the Lessor.

     34.  INDEMNITY.

Except to the extent caused by the willful (and therefore uninsurable) misconduct of Lessor, its agents, contractors or employees, the Lessee shall and will indemnify and save harmless the Lessor from and against any and all liability, claims, demands, damages, expenses, fees, fines, penalties, suits, proceedings, actions and causes of action of any and every kind and nature [including but not limited to same brought by Lessee or any other person(s) or entity] for any damage or injury arising or growing out of or in any way connected with the use, occupation, design or construction, management or control of the Demised Premises and each and every part thereof and the sidewalks, curbs, streets and yards adjoining the same, or arising out of or in any way connected with any act, omission, or negligence of the Lessor (except to the extent caused by the willful (and therefore uninsurable) misconduct of Lessor) or Lessee, its successors or assigns, or any one claiming under it or through it or resulting from any breach, violation or non-performance of any covenant, conditions, or agreement herein contained on the part of the Lessee to be kept and performed, or resulting in injury to person or property or loss of life or property of any kind or nature whatsoever sustained during the term hereof in or about the Demised Premises or any part thereof or to or upon the adjoining sidewalks, streets, and yards; and the Lessee shall and will, at its own cost and expense defend any and all actions, suits and proceedings which may be brought against the Lessor or in which the Lessor may be impleaded with others in any such actions or proceedings, and shall and will satisfy, pay and discharge any and all judgments, order and decrees that may be recovered against the Lessor in any such actions or proceedings or in which the Lessor may be a party defendant.


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


     35.  BROKER.

Each party represents and warrants to the other that the Broker, as defined in the Preamble, is the sole broker with whom the parties have negotiated in bringing about this Lease, and each agrees to indemnify and hold the other harmless from any and all claims of other brokers and expenses in connection therewith arising out of or in connection with the negotiation of or the entering into this Lease by Lessor and Lessee. Lessor shall pay Broker pursuant to the terms of a separate written agreement.

     36.  PARKING SPACES.

Lessee's occupancy of the Demised Premises shall include the use of fifty (50) parking spaces for use by passenger vehicles only (specifically no trucks) as designated on Exhibit A. Lessee shall do nothing to block the ingress and egress of vehicles of other tenants in the Building Area.

     37.  ACCORD AND SATISFACTION.

No payment by Lessee or receipt by Lessor of a lesser amount than the Fixed Basic Rent and Additional Rent payable hereunder shall be deemed to be other than a payment on account of the earliest stipulated Fixed Basic Rent and Additional Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for Fixed Basic Rent or Additional Rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Fixed Basic Rent and Additional Rent or pursue any other remedy provided herein or by law.

     38.  EFFECT OF WAIVERS OF DEFAULT.

No failure by Lessor or Lessee to insist upon the strict performance of any covenant, agreement term or condition of this Lease, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by Lessor of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No consent or waiver, express or implied, by Lessor or Lessee to or of any breach of any covenant, condition, or duty of the other shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty, unless in writing signed by the party to be charged with the waiver.

     39.  NO OPTION.

The submission of this Lease Agreement for examination does not constitute a reservation of, or option for, the Premises, and this Lease Agreement shall become effective as a Lease Agreement only upon execution and delivery thereof by Lessor and Lessee.

     40.  NOTICES.

Any notice, demand, consent, approval, request and any instrument or document (the "Notice") by this Lease required to be given or served upon or by either party to the other shall be in writing and shall be deemed to have been duly given only if delivered personally or sent by certified mail in a postpaid envelope addressed or by a reputatble overnight courier, if to Lessee, at the above-described Building; if to Lessor, at Lessor's address as set forth above; or, to either at such other address as Lessee or Lessor, respectively, may designate in writing. Notice shall be deemed to have been duly given, on the first day of attempted delivery. Copies of default notices to Lessee shall be delivered to Lowenstein Sandler, PC, 75 Livingston Avenue, Roseland, New Jersey,
Attention: Peter Ehrenberg, Esq.

     41.  PARAGRAPH HEADINGS.

The paragraph headings in this Lease and position of its provisions are intended for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

     42.  APPLICABILITY TO HEIRS AND ASSIGNS.

The provisions of this Lease shall apply to, bind, and inure to the benefit of Lessor and Lessee, and their respective heirs, successors, legal representatives, and assigns. It is understood that the term "Lessor" as used in this Lease means only the owner, a mortgagee in possession or a term lessee of the Building, so that in the event of any sale of the Building or of any lease thereof, or if a mortgagee shall take possession of the Premises, the Lessor named herein shall be and hereby is entirely freed and relieved of all covenants and obligation hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, the term lessee of the Building, or the mortgagee in possession has assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder and Lessee shall upon receipt of notice from the owner of the reversion attorn thereto.

     43.  NUMBER AND GENDER.

The terms "Lessor" and "Lessee" wherever used herein shall be applicable to one or more persons, as the case may be, and the singular shall include the plural and neuter shall include the masculine and/or feminine, and if there be more than one, the obligations hereof shall be joint and several.

     44.  CORPORATE/AUTHORITY/REPRESENTATIONS.

               (A)  CORPORATE AUTHORIZATION

Lessee represents and warrants that this Lease and the undersigned's execution of this Lease has been duly authorized and approved by the corporation's Board of Directors. The undersigned officers and representatives of the corporation executing this Lease on behalf of the corporation represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of the corporation, and within fifteen (15) days of execution hereof, Lessee will provide Lessor with a corporate resolution confirming the aforesaid. Lessor similarly represents that the person executing this Lease has authority to act on behalf of Lessor and shall deliver a certification of the Lessor confirming this representation.

               (B)  LESSEE'S REPRESENTATIONS

                    (i) Lessee represents that it is a duly organized and validly existing corporation of the State of Nevada.

                    (ii) Lessee represents that it shall be the entity occupying and conducting day to day business in the Premises.

     45.  RECORDING.

Lessee covenants that it will not place this Lease on record without the prior written consent of Lessor.

     46.  MISCELLANEOUS.

               (A)  MORTGAGEE'S MODIFICATIONS/LESSEE'S FINANCIALS

If in connection with obtaining financing for the Building a bank, insurance company or other recognized institutional Lender shall request reasonable modifications in this Lease as a condition to such financing, Lessee hereby consents to said modifications provided that such modifications do not (i) increase the obligations of Lessee hereunder, or (ii) materially or adversely decrease the rights of Lessee hereunder or the obligations of Lessor hereunder. Furthermore, Lessee agrees to furnish upon request, but not more frequently than once per Lease Year, to any contract purchaser, mortgagee or proposed mortgagee of the Building, copies of Lessee's latest financial statement duly certified by an independent Certified Public Accountant, or if no such certified statement is available, then such statement shall be certified by the President or Chief Operating Officer of Lessee. Such statements shall be delivered and held by mortgagee in only the strictest of confidence. Such financial information shall be required to be delivered only in the event Lessee is not publicly traded and the information is not available to the general public on an SEC website.

               (B)  JURISDICTION/VENUE

The laws of the State of New Jersey shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision hereof shall not affect or impair any other provision of this Lease. Any action brought to enforce the provisions of this Lease shall be venued in Bergen County, New Jersey.


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

               (C)  SIGNS

No sign, advertisement or notice shall be affixed to or placed upon any part of the Demised Premises by Lessee, except in such manner, and of such size, design and color as shall be approved in writing in advance by Lessor which approval Lessor can arbitrarily withhold. Notwithstanding the foregoing, Lessee shall be permitted to utilize signage in the size and location as currently utilized by Lessee (as subtenant) or the outgoing tenant, subject to municipal approval. Any sign so affixed shall be removed upon the termination of the Lease or occupancy in such a manner so as to cause as little damage to the Building as possible and Lessee shall repair and pay for the cost to restore the exterior to its original condition.

               (D)  WAIVER OF DAMAGE CLAIMS

Each of Lessor and Lessee hereby waives its right to make a claim against the other for any special, consequential, or punitive damages, if and to the extent such claim is available under this Lease.

     47.  OFAC COMPLIANCE

          (A) Lessee represents and warrants that (a) Lessee and its respective principals, officers, and directors and persons or entities owning ten percent (10%) or more shares are (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury ("OFAC") and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the "LIST"), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Lessee constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Lessee (whether directly or indirectly), (d) none of the funds of Lessee have been derived from any unlawful activity with the result that the investment in Lessee is prohibited by law or that the Lease is in violation of law, and (e) Lessee has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term "EMBARGOED PERSON" means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C.
Section 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Lessee is prohibited by law or Lessee is in violation of law. For purposes of this Section, the term "person" shall not include any person to the extent that such person's interest in the Lessee is through a U.S. Publicly-Traded Entity. As used in this Agreement, U.S. Publicly-Traded Entity means a person, other than an individual, whose securities are listed on a national securities exchange, or quoted on an automated quotation system, in the United States, or a wholly-owned subsidiary of such a person.


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

          (B) Lessee covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Lessor in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Lessee has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any "Prohibited Person" (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Lessor under the Lease and (d) at the request of Lessor, to provide such information as may be requested by Lessor to determine Lessee's compliance with the terms hereof.

          (C) Lessee hereby acknowledges and agrees that Lessee's inclusion on the List at any time during the Lease Term shall be a material default of the Lease. Notwithstanding anything herein to the contrary, Lessee shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material default of the Lease.

     48.  RIGHT OF FIRST OFFER.

Lessee shall have the right of first offer to lease additional space which hereafter shall become vacant and which is contiguous to space then occupied by Lessee under this Lease, subject only to whatever prior rights as to said space exist in connection with the initial leasing of space in the Building to the tenants to whom said leases are granted. For purposes of this Lease, contiguous space shall be deemed to be space on the same floor of the Building on which the Premises are located, and having a common demising wall with the Premises. Lessor will advise Lessee of the terms and conditions Lessor would be willing to accept with respect to said space which shall be not less than that rent then being paid by Lessee under the terms of this Lease on a dollar per square foot basis, and Lessee shall have ten (10) days within which to respond to Lessor's offer. Should Lessee decline Lessor's offer or fail to respond, then, and in such event, Lessee shall lose any prospective rights of first refusal in the Building and Lessor shall be free to lease to any other tenant.

               IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals to this Lease Agreement consisting of 34 pages (exclusive of the cover page and table of contents) the day and year first above written.

WITNESS:                                  LINCOLN FAIR LAWN ASSOCIATES, LESSOR


By: /S/ Colleen A. Ramm                   By: /S/ Stanley H. Marcus
    ------------------------------------      ----------------------------------
Colleen A. Ramm                           Stanley H. Marcus, GENERAL PARTNER


ATTEST:                                   VYTERIS HOLDING (NEVADA), INC., LESSEE


By: /S/ Patrick M. Mckiernen              By: /S/ Timothy J. Mcintyre
    ------------------------------------      ----------------------------------
    Patrick M. Mckiernan                      Timothy J. Mcintyre, PRESIDENT


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

EXHIBIT C

                            FORM OF LETTER OF CREDIT

[Insert name and address of issuing bank]

[Insert date]

IRREVOCABLE LETTER OF CREDIT NO. [Insert number]

[Insert name and address of LANDLORD]

Dear Sir:

At the request and for the account of [insert name of tenant] located at [insert address of tenant] (hereinafter called "Applicant"), we hereby establish our Irrevocable Letter of Credit No. [insert number] in your favor and authorize you to draw on us up to the aggregate amount of US $ [insert amount of letter of credit] available by your draft(s) at sight drawn on us and accompanied by the following:

A written statement by you that:

(i) "Applicant is in default under that certain lease, dated as of [insert date of lease] between you, as landlord, and Applicant, as tenant (the 'Lease');" or

(ii) "Applicant has failed to deliver timely a renewal Letter of Credit as provided in the Lease."

This Irrevocable Letter of Credit will be duly honored by us at sight upon delivery of the statement set forth above without inquiry as to the accuracy of such statement and regardless of whether Applicant disputes the content of such statement.

We hereby engage with you that all drafts drawn under and in compliance with the terms of this Irrevocable Letter of Credit will be duly honored by us if presented at [insert address of issuing bank] no later than [insert expiration date of Letter of Credit], it being a condition of this Irrevocable Letter of Credit that it shall be automatically extended for periods of at least one year from the present and each future expiration date unless, at least sixty (60) days prior to the relevant expiration date, we notify you, by certified mail, return receipt requested, that we elect not to extend this Irrevocable Letter of Credit for any additional period.

Partial drawings are permitted. This original Letter of Credit must be submitted to us together with any drawings hereunder for our endorsement of any payments effected by us and/or for cancellation.

This Irrevocable Letter of Credit is transferable at no charge to any transferee of landlord upon notice to the undersigned from you and such transferee.


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

This Irrevocable Letter of Credit is subject to the Uniform Customs and Practices for Documentary Credits (1993 revision) International Chamber of Commerce Publication #500 and the laws of the State of New Jersey. In the event of a conflict between the two, the laws of New Jersey shall control.

Sincerely yours,

[Insert authorized signature]


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